EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-119097) of China Energy Savings Technology, Inc. and subsidiary of our report, dated December 27, 2004, appearing in this Annual Report on Form 10-KSB of China Energy Savings Technology, Inc. and subsidiary for the year ended September 30, 2004.




/s/ Moore Stephens Wurth Frazer and Torbet, LLP
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Walnut California
January 12, 2005